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                                                                    EXHIBIT 21.1



                SUBSIDIARIES OF SUN INTERNATIONAL HOTELS LIMITED

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EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER                  JURISDICTION OF ORGANIZATION
----------------------------------------------------                  ----------------------------
Sun International North America, Inc.                              Delaware

Sun International Bahamas Limited                                  Commonwealth of The Bahamas

Paradise Acquisitions Limited                                      Commonwealth of The Bahamas

Paradise Island Limited                                            Commonwealth of The Bahamas

Paradise Enterprises Limited                                       Commonwealth of The Bahamas

Island Hotel Company Limited                                       Commonwealth of The Bahamas

Paradise Beach Inn Limited                                         Commonwealth of The Bahamas

Sun International Management Limited                               British Virgin Islands

Sun Cove, Ltd.                                                     Connecticut

Sun International Nevada, Inc.                                     Nevada

Sun International Resorts Inc.                                     Florida

PIV, Inc.                                                          Florida

ISS, Inc.                                                          Florida

Sun International Marketing, Inc.                                  Florida

Sun Cove California, Inc.                                          Delaware

Sun Cove New York, Inc.                                            Delaware

TGC Holding Corp.*                                                 Delaware

Sun International New York, Inc.                                   New York

Sun International Development Group, Inc.                          New Jersey

ESS Zee Corp.*                                                     New Jersey

Catalina Corp.*                                                    New Jersey

Sun International Timeshare Limited                                Commonwealth of The Bahamas

Paradise Island Futures Limited                                    Commonwealth of The Bahamas

Sun International Development Limited                              Commonwealth of The Bahamas
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EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER                  JURISDICTION OF ORGANIZATION
----------------------------------------------------                  ----------------------------
Paradise Security Services Limited                                 Commonwealth of The Bahamas

Sunonline Limited                                                  Commonwealth of The Bahamas

Bahamas e-Trading Limited                                          Commonwealth of The Bahamas

Sun International Network Data Limited                             Commonwealth of The Bahamas

Sunonline (IOM) Limited                                            Isle of Man

Sun International Development                                      Commonwealth of The Bahamas
 (Timeshare) Limited

Sun Hotels International (Bermuda), Limited                        Bermuda

Sun International Finance Limited                                  British Virgin Islands

Aberdeen Management Limited                                        Channel Islands

Sun Vacances SA                                                    France

Birbo NV                                                           Netherlands Antilles

Sun Hotels International Management NV                             Netherlands Antilles

Purposeful BV                                                      Netherlands

Sun International Marketing (UK) Ltd.                              United Kingdom

Sun International Network Services Limited                         United Kingdom
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* To be dissolved